UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Approval of Executive Bonus Plan

On April 20, 2007, the Compensation Committee of the Board of Directors of Silicon Storage Technology, Inc., or SST, approved a cash compensation plan, or the Plan, for senior executives of SST, including our executive officers. Payouts under the Plan are conditioned upon achievement of a performance gate and then based upon individually weighted metrics to be achieved by the participants. The Plan has three levels (threshold, target and maximum) depending upon the level of metric achievement. The specific metrics, weighting, performance gate, and payout levels can vary among individual participants and from year to year.

For each participant, the Plan has three specific metrics: (1) net revenue, (2) new business, and (3) organizational development, which are weighted 40%, 40%, and 20%, respectively:

Name and Title	Target Percentage
Bing Yeh, President and Chief Executive Officer	80%
Yaw Wen Hu, Executive Vice President, Chief Operating Officer	60%
Michael Briner, Senior Vice President, Application Specific Products Group	50%
Derek Best, Senior Vice President, Sales and Marketing	50%
Paul Lui, Senior Vice President, Standard and Special Products Group	50%
Chen Tsai, Senior Vice President, Worldwide Backend Operations	50%

The actual incentive bonus for each participant is conditioned upon SST’s achievement of positive operating income (excluding charges for stock option expenses) for the 2007 fiscal operating year and achievement of individual metrics. If SST’s operating income is negative, no incentive bonus will be paid.

Incentive Bonus = Base Salary x Participant Target Percentage % x Gross Margin Multiplier % x Individual Metrics %

The Gross Margin Multiplier is 100% if SST’s gross margin for the 2007 fiscal year is within a range specified by the Board, and is 110% or 90% if the gross margin is above or below the specified range. The maximum payout level is Base Salary times 150% of the Target Percentage times the Gross Margin Multiplier.

2006 Executive Bonuses

On April 20, 2007, Compensation Committee voted to authorize the payment of cash bonuses for our executive officers in the aggregate amount of $170,000. This bonus is based upon SST’s performance for the year ended December 31, 2006 and is not part of any other established bonus plan. Bonus amounts are as follows:

Name and Title	Bonus Amount
Bing Yeh, President and Chief Executive Officer	$70,000
Yaw Wen Hu, Executive Vice President, Chief Operating Officer	$30,000
Michael Briner, Senior Vice President, Application Specific Products Group	$20,000
Derek Best, Senior Vice President, Sales and Marketing	$20,000
Paul Lui, Senior Vice President, Standard and Special Products Group	15,000
Chen Tsai, Senior Vice President, Worldwide Backend Operations	$15,000

Compensation of Acting Chief Financial Officer

On April 20, 2007, the Compensation Committee authorized a monthly bonus of $3,000 per month for William R. Kinzie during the period in which he serves as our acting Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 26, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
President and Chief Executive Officer